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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2002,
                           REGISTRATION NO. 333-64038
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         PENTASTAR COMMUNICATIONS, INC.
                         ------------------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                  84-1502003
                  --------                                  ----------
       (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                         1660 WYNKOOP STREET, SUITE 1010
                       DENVER, COLORADO 80202 303-825-4400
                       -----------------------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT S. LAZZERI
                             CHIEF EXECUTIVE OFFICER
                         PENTASTAR COMMUNICATIONS, INC.
                         1660 WYNKOOP STREET, SUITE 101
                      DENVER, COLORADO 80202   303-825-4400
                      -------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                    COPY TO:
                             B. SCOTT PULLARA, ESQ.
                             SHERMAN & HOWARD L.L.C.
                           630 17TH STREET, SUITE 300
                             DENVER, COLORADO 80202
                                 (303) 297-2900

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                         DEREGISTRATION OF COMMON STOCK

     On June 28, 2001, the Registrant registered 156,313 shares of its common stock, par value $.0001 per share, for selling shareholders named in and pursuant to a Registration Statement on Form S-3 (File No. 33-64038) (the "Registration Statement").

     On March 29, 2002, the Registrant announced that Wells Fargo Bank West, National Association had obtained a Temporary Restraining Order pending a preliminary injunction hearing which prohibits the Registrant from using any collateral (effectively all of the Registrant's assets) including cash for any purpose. As a result of these and other actions, the Registrant has terminated or furloughed all employees other than officers.

     In addition, due to the restriction on capital resources, the Registrant will no longer make ongoing securities law related filings, including its Form 10-K Annual Report For Fiscal Year Ended 2001, which is due March 31, 2002.

     The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement and deregister all shares of common stock registered pursuant to the Registration Statement but remaining unsold as of the date of termination.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 1st day of April, 2002.


                                        PENTASTAR COMMUNICATIONS, INC.


                                        By: /s/ Robert S. Lazzeri
                                            ---------------------------------
                                            Chief Executive Officer